Exhibit 99.3

JBI, Inc. Appoints John M. Wesson to its Board of Directors

NIAGARA FALLS, Ontario, Feb. 12, 2010 (GlobeNewswire via COMTEX) -- JBI, Inc. (the "Company") (OTCBB: JBII) is pleased to announce the appointment of John M. Wesson to its Board of Directors.  John Bordynuik, CEO / President of JBI, had previously stated that it was necessary and important that stakeholders have proper representation and input in the Company's growth strategies.

JBI's first appointed independent Board member is John M. Wesson, a New Jersey shareholder and 1980 graduate from Drew University, Madison, N.J. with a  B.A., Psychology and Minor – Ethics.  John is a professional Banker / Branch Manager and a BSA Associate (Bank Secrecy Act) at Bank Leumi USA in New York City. Given this designation, he works closely with such regulatory agencies as FINCEN (Financial Crimes Enforcement Network) and Treasury (OFAC).

John has a progressive record of achievements in the Banking industry and an in-depth understanding of Regulatory Compliance (Patriot Act, FDIC), BSA (Bank Secrecy Act), AML (Anti Money Laundering), and Legality issues.

Additionally, Mr. Wesson has an exemplary military background, employing sound leadership skills.  He served in Army Security Agency 1972 to 1976, on loan to the National Security Agency and then served 2 years in inactive reserves.

John continued his military service by serving in the Regular Army, Military Intelligence from 1986 to 1991. He was deployed to serve 6 months in Kuwait & Iraq during Desert Storm, as Squad Leader. From 1989 to 1991, Mr. Wesson was on loan to National Security Agency.

Commenting on his appointment to JBI's Board of Directors, Mr. Wesson said, "Since I have come to know John Bordynuik, and the company he has created, I have been continually impressed by the scope of vision, the integrity and potential inherent in this company. I consider it a great honor to be asked to serve on the Board of Directors, and shall endeavor to fully represent the values exhibited by the CEO, promoting both the best interests of the Company and the best interests of the shareholders. The coming months shall prove to be exhilarating, as the Company moves on many fronts to expand its operations, and I am truly excited to be a part of JBI at this time."

Bordynuik concluded, "John Wesson's military leadership experience, his professional banking and managerial duties, and his legal / compliance background all contributed to our unanimous decision to welcome him as a valuable member of our Board of Directors.  Other members will be announced shortly."

About JBI, Inc.

JBI, Inc. is transitioning to become a global technology leader whose purpose is to mine data from JBI's large information archive, find under-productive entities to inject our superior proprietary technologies into, and benefit from increased productivity and profitability, beginning with Plastic2Oil. JBI has also acquired the following operations:

JAVACO, Inc. ("Javaco") is part of the Supplier Diversity Network, WBENC. JAVACO, Inc. currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors. To further enhance business in the United States, new distribution lines are frequently being added including a line of home theater and audio video products. Javaco will operate and manage the Company's Plastic2Oil sites in Mexico.

Pak-It, LLC ("Pak-It"): Using the patented Pak-It(TM) delivery system (liquid cleaner in a water soluble sachet) Pak-It can deliver glass cleaner, disinfectant, multi-purpose, and many more cleaning products (42 products currently) shipped in tiny packages of condensed cleaner (inside a 'dry' 1 quart container). This delivery method is "green" since it's fully biodegradable and saves thousands of dollars in shipping. The user simply adds water to the container without measuring or cutting the Pak-It. Large retailers and many national Building Service Contractors already using the product have documented significant cost savings from shipping, training, inventory control and space.

Accordingly, our revenue sources presently include (i) income from reading archived tapes (including microfiche) from clients such as NASA, (ii) income from the recently acquired Javaco, Inc., (iii) income from the sale of Pak-It products, and a bulk chemical facility which we realized beginning October 1, 2009, and (iv) from the anticipated commencement of operations in the first quarter of 2010 with Plastic2Oil, a process and service that converts plastic to fuel oil. For more information, please see http://www.jbiglobal.com and http://www.javacoinc.com and http://www.pakit.com/.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: JBI, Inc.

By Staff

CONTACT:    CONTACT:  JBI, Inc.
John Bordynuik, President and CEO
john@johnbordynuik.com
Investor Relations
James Parker
jparker@jbiglobal.com
+1 (916) 990-3667